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                                                                   EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT

         We hereby consent to the use in this Post-effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-102165) of our report dated March 27, 2003, relating to our audit of the consolidated financial statements and financial statement schedule of Applied Digital Solutions, Inc. and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ EISNER LLP

Eisner LLP
New York, New York
April 11, 2003